Exhibit 10.1

EXECUTION VERSION

CONSENT NO. 7 AND AMENDMENT NO. 13 TO CREDIT AND GUARANTEE AGREEMENT, dated as of July 1, 2026 (this “Agreement”), among CORE ALASKA, LLC, a Delaware limited liability company (the “Borrower”), CONTANGO SILVER & GOLD INC., a Delaware corporation (“Contango”), CONTANGO LUCKY SHOT ALASKA, LLC (f/k/a ALASKA GOLD TORRENT, LLC), an Alaska limited liability company (“CLSA”), CONTANGO MINERALS ALASKA, LLC, an Alaska limited liability company (“CMA”) and CONTANGO MINING CANADA, INC., a British Columbia corporation (“CMC” and together with Contango, CLSA and CMA, the “Guarantors”), and ING CAPITAL LLC, in its capacity as administrative agent (the “Administrative Agent”) (with the consent of each Lender (as defined below in the Credit Agreement referred to below)).

RECITALS:

WHEREAS, the Borrower has entered into that certain Credit and Guarantee Agreement, dated as of May 17, 2023, with the Administrative Agent, the Collateral Agent, the lenders (the “Lenders”) party thereto from time to time, the Guarantors, ING Capital LLC and Macquarie Bank Limited, as Mandated Lead Arrangers and ING Capital LLC, as Bookrunner (as amended pursuant to Amendment No. 1 dated as of July 17, 2023, Amendment No. 2 dated as of August 15, 2023 Amendment No. 3 dated as of December 31, 2023, Amendment No. 4 dated as of January 31, 2024, Amendment No. 5 dated as of February 16, 2024, Amendment No. 6 dated as of April 30, 2024, Amendment No. 7 dated as of June 28, 2024, Amendment No. 8 dated as of July 30, 2024, Amendment No. 9 dated as of September 30, 2024, Amendment No. 10 dated as of October 31, 2024, Amendment No. 11 dated as of February 17, 2025 and Amendment No. 12 dated as of September 19, 2025 (the “Existing Credit Agreement”), and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower desires to increase the Term Loan Commitments by an aggregate principal amount not to exceed $60,000,000 (as may be adjusted following the consummation of the Hedge Terminations and the Options Contracts (each as defined below)), to be disbursed in a single Borrowing in accordance with the Credit Agreement (as amended hereby) (the “Additional Loan”);

WHEREAS, the Borrower desires to (a) terminate certain Required Hedge Agreements (the “Hedge Terminations”) corresponding to the scheduled delivery dates occurring on each of (i) March 31, 2027, with respect to 10,000 ounces of gold and (ii) June 30, 2027, with respect to 5,000 ounces of gold (collectively, the “2027 Required Hedge Agreements”), in each case, using the proceeds of the Additional Loan to satisfy any termination payments and (b) enter into put option contracts with the Hedge Providers corresponding to the scheduled delivery dates occurring on each of (i) March 31, 2027, with respect to 5,250 ounces of gold and (ii) June 30, 2027, with respect to 9,750 ounces of gold, in each case, on the terms and conditions set forth herein (the “Options Contracts”);

WHEREAS, pursuant to Section 5.21(a) (Required Hedge Agreements) of the Credit Agreement, the Borrower shall enter into and maintain at all times thereafter the Hedge Agreements with the Lenders or Affiliates of the Lenders in respect of, as of February 17, 2025, 86,739 ounces of gold reflecting the terms set forth on Schedule 6.15 of the Credit Agreement until the Maturity Date (the “Required Hedge Agreement Covenant”);

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WHEREAS, pursuant to Section 6.04(b) (Amendments; Waivers; Material Project Documents) of the Credit Agreement, each Loan Party shall not cancel or terminate any Transaction Document (including by way of assignment of such Loan Party’s rights thereunder) or consent to or accept any cancellation, repudiation or termination thereof (the “Transaction Document Covenant” and together with the Required Hedge Agreement Covenant, the “Specified Covenants”);

WHEREAS, pursuant to Section 10.02(b) (Amendments, etc.) of the Credit Agreement, no amendment or waiver of any provision of the Credit Agreement, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing executed by each Loan Party and the Required Lenders (or each Lender, as the case may be), and acknowledged by the Administrative Agent, or by each Loan Party and the Administrative Agent with the consent of the Required Lenders (or each Lender, as the case may be); and

WHEREAS, the Borrower hereby requests the Lenders (a) to consent to the Hedge Terminations and (b) to amend the Existing Credit Agreement as further set forth in Section 2 (Amendments) herein.

NOW, THEREFORE, in consideration of the premises and agreements, and provisions herein contained, the parties hereto agree as follows:

Section 1.
Certain Defined Terms. Unless otherwise defined herein, all capitalized terms used herein (including the recitals hereto) shall have the respective meanings defined in the Credit Agreement. The rules of interpretation contained in Section 1.02 (Terms Generally) of the Credit Agreement are hereby incorporated by reference herein mutatis mutandis as if fully set forth herein.
Section 2.
Amendments. With effect as of the Effective Date (as defined below), subject to the terms and conditions set forth herein, each Lender hereby agrees to amend the Existing Credit Agreement as follows:
(a)
The definition of “Applicable Margin” in Section 1.01 (Defined Terms) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Applicable Margin” means 3.63% per annum.”.

(b)
The definition of “Availability Period” in Section 1.01 (Defined Terms) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Availability Period” means with respect to the Term Loans, (a) in the case of each Commitment provided by a Lender in effect as of the Closing Date, the period from and including the Closing Date to, but excluding, the earliest of (i) the Commitment Termination Date, (ii) the date the Term Loans are drawn in full, (iii) the Project Completion Date, and (iv) the termination or cancellation in full of the Commitments hereunder and (b) in the case of each Commitment provided by a Lender on the Increase Effective Date, the period from and including the Increase Effective Date to and including the earlier of (i) the first Borrowing date after the Increase Effective Date and (ii) the applicable Commitment Termination Date.”.

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(c)
The definition of “Commitment Termination Date” in Section 1.01 (Defined Terms) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Commitment Termination Date” means (a) in the case of each Commitment provided by a Lender in effect as of the Closing Date, the date that is eighteen (18) months after the Closing Date, provided that if the Closing Date shall not have occurred on or prior to the date that is three (3) months from the date hereof, “Commitment Termination Date” shall mean the date that is three (3) months from the date hereof and (b) in the case of each Commitment provided by a Lender on the Increase Effective Date, August 1, 2026.”.

(d)
The definition of “Term Loan Commitment” in Section 1.01 (Defined Terms) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Loan Commitment” as to any Lender at any time, means the obligation of such Lender to make Term Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule I or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be reduced or terminated at or prior to such time pursuant to Section 2.05, Section 2.06 or Section 7.01 or otherwise modified in accordance with the terms hereof; provided that in the event that the costs incurred by the Borrower to consummate the Increase Effective Date Transactions are less than sixty million U.S. Dollars ($60,000,000), the Term Loan Commitments shall be automatically be reduced on a pro rata basis to be equal to an amount corresponding to such Increase Effective Date Transaction costs. As of (a) the Closing Date, the aggregate Term Loan Commitment amount of all Lenders is $65,000,000 and (b) the Increase Effective Date, the aggregate Term Loan Commitment amount of all Lenders is $60,000,000.”.

(e)
Section 1.01 (Defined Terms) of the Existing Credit Agreement is hereby amended to insert the following defined term in correct alphabetical order:

““Increase Effective Date” means July 1, 2026.”.

““Increase Effective Date Transactions” means, collectively, (a) the termination by the Borrower of certain Required Hedge Agreements (as defined in this Agreement immediately prior to the Increase Effective Date) corresponding to the scheduled delivery dates occurring on each of (i) March 31, 2027, with respect to 10,000 ounces of gold and (ii) June 30, 2027, with respect to 5,000 ounces of gold, in each case, on or about the Increase Effective Date, (b) the payment by the Borrower of termination payments and any other amounts due and payable to the Hedge Providers under such Permitted Hedge Agreements, (c) the entry by the Borrower into put option Hedge Agreements on or about the Increase Effective Date corresponding to the scheduled delivery dates occurring on each of (i) March 31, 2027, with respect to 5, 250 ounces of gold and (ii) June 30, 2027, with respect to 9,750 ounces of gold and (d) the purchase by the Borrower of the foregoing put options.”.

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(f)
Section 2.01(a) (Commitments) of the Existing Credit Agreement is hereby amended is hereby amended and restated in its entirety as follows:

“(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each, a “Term Loan”) to the Borrower (i) in the case of each Commitment provided by a Lender in effect as of the Closing Date, from time to time, but not more than once within every calendar quarter (unless otherwise agreed by all Lenders) and (ii) in the case of each Commitment provided by a Lender on the Increase Effective Date, on the requested Borrowing date therefor, on any Business Day during the Availability Period (specified in a Borrowing Notice as the date of a Borrowing) in a principal amount that will not result in (A) the aggregate principal amount of all Term Loans held by such Lender outstanding following such proposed Borrowing exceeding such Lender’s Term Loan Commitment or (B) the aggregate principal amount of all Loans held by all Lenders outstanding following such proposed Borrowing exceeding the total Commitments of all Lenders. Term Loans repaid or prepaid may not be reborrowed.”.

(g)
Section 2.02(c) (Minimum Amounts; Limitation on Number of Borrowings) of the Existing Credit Agreement is hereby amended is hereby amended and restated in its entirety as follows:

“(c) Minimum Amounts; Limitation on Number of Borrowings. Each Borrowing shall be in an amount of $2,500,000 or a larger multiple of $500,000; provided that a Borrowing may be in an aggregate amount that is equal to the aggregate amount of the Unused Commitments of all Lenders at such time; and provided, further, that there shall not be more than a total of ten (10) Interest Periods outstanding at any time; provided, further, that the first Borrowing shall be in an amount that shall not exceed $10,000,000. From and after the Increase Effective Date the Borrower may request no more than one (1) Borrowing.”.

(h)
Section 2.06(a) (Repayment of Loans; Term Loans) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Term Loans. On each Payment Date commencing with the first Payment Date occurring after Term Loans have been Borrowed, the Borrower shall repay to the Administrative Agent, for the ratable account of the Lenders, an aggregate principal amount of the Term Loans equal to the amount set forth on Schedule 2.06 (as may be amended in accordance with this Agreement) for such Payment Date, with any remaining outstanding principal amount of the Term Loans payable by the Borrower on the Maturity Date; provided that, after the Commercial Operation Date has occurred, the Borrower may, from time to time by delivering a written notice (each, a “Deferral Notice”) to the Administrative Agent at least three (3) U.S. Government Securities Business Days before the relevant Payment Date, defer, in whole or in part, the amount of the Term Loans to be paid on any Payment Date (the amount of the Term Loans being deferred, the “Deferred Amount”) to a date that is up to ninety (90) days after the relevant Payment Date (such date, the “Deferred Date”) subject to the following conditions: (a) the aggregate amount of

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days by which payment of the Term Loans may be deferred shall not exceed ninety (90) days, (b) no Default or Event of Default shall have occurred or be continuing, (c) [Reserved], (d) the reason for such deferral shall be solely that processing of Minerals from the Project has been delayed and, as a result of such delay, the Refined Gold and Refined Silver have not been delivered to Peak’s Gold Metals Account (each such term as defined in the Toll Milling Agreement), and (e) the Administrative Agent shall have received a certificate of a Responsible Officer of Contango certifying that, in Contango’s reasonable opinion, after due inquiry, Refined Gold and Refined Silver (each such term as defined in the Toll Milling Agreement) will be delivered prior to the Deferred Date in an amount sufficient to pay the Deferred Amount in full; provided, further, that (i) in the event that the first cash distribution received from the Project Company immediately following the Amendment Agreement Effective Date is less than twenty-seven million U.S. Dollars ($27,000,000), (x) the principal amount set forth on Schedule 2.06 corresponding to the April 30, 2025 Payment Date shall be reduced by an aggregate amount equal to two million U.S. Dollars ($2,000,000) and (y) the principal amounts set forth on Schedule 2.06 corresponding to each of the September 30, 2025 and December 31, 2025 Payment Dates shall each be increased by an aggregate amount equal to one million U.S. Dollars ($1,000,000); (ii) immediately following the consummation of the Increase Effective Date Transactions and any adjustment to the Term Loan Commitment as a result thereof, the principal amounts set forth on Schedule 2.06 corresponding to (1) the March 31, 2027 Payment Date, shall be adjusted to reflect a principal amount equal to thirty-five percent (35%) and (2) the June 30, 2027 Payment Date, shall be adjusted to reflect a principal amount equal to sixty-five percent (65%), in each case, of the remaining unpaid aggregate principal amount following the consummation of the Increase Effective Date Transactions (less two million U.S. Dollars ($2,000,000); and (iii) in the event that the principal amount set forth on Schedule 2.06 corresponding to the June 30, 2027 Payment Date would exceed thirty million U.S. Dollars ($30,000,000), then the principal amount set forth on Schedule 2.06 corresponding to (A) the June 30, 2027 Payment Date, shall be reduced to equal thirty million U.S. Dollars ($30,000,000) and (B) the March 31, 2027 Payment Date, shall be increased by an amount equal to such reduction. All amounts repaid pursuant to this Section 2.06 shall permanently reduce the aggregate amount of Term Loan Commitments in an amount equal to the amount of such repayment. Upon any such reduction of Term Loan Commitments, the Term Loan Commitment of each Lender shall be reduced by such Lender’s ratable share of the amount of such reduction.”.

(i)
Section 2.08(a) (Fees) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fee”) on the average daily Unused Commitment of such Lender, which shall accrue at a rate per annum equal to the Commitment Fee Rate during the period from and including the date hereof to but excluding the Commitment Termination Date; provided that no Commitment Fee shall be payable in respect of any Commitment provided on the Increase

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Effective Date. Accrued Commitment Fees shall be payable in arrears on each Payment Date and on the Commitment Termination Date.”.

(j)
The lead-in sentence to Section 3.02 (Conditions to all Borrowings) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 3.02 Conditions to All Borrowings. The obligation of each Lender to make Loans (including the initial Loan) is subject to the satisfaction of the following conditions in each instance; provided that the obligation of each Lender to make Loans on or after the Increase Effective Date shall be subject solely to the satisfaction of the conditions precedent set forth in clauses (c), (d), (e) and (g) of this Section 3.02, together with the receipt by the Administrative Agent of a written Borrowing Notice in accordance with the requirements hereof:”.

(k)
Section 5.03(a) (Use of Proceeds) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) The Borrower shall use the proceeds of the Term Loans only to (i) finance equity contributions to be made by the Borrower to the Project Company, (ii) fund the Debt Service Reserve Account, (iii) without duplication of (i), to pay Corporate Costs in accordance with the then-current Corporate Budget and the Base Case Financial Model and (iv) pay any other amounts owing under or in connection with the Loan Documents, unless otherwise directed by all the Lenders. For the avoidance of doubt, the Borrower shall use the proceeds of the Term Loans made on or after the Increase Effective Date solely to (A) pay termination payments and any other amounts due and payable to the Hedge Providers under certain Required Hedge Agreements (as defined in this Agreement immediately prior to the Increase Effective Date) corresponding to the scheduled delivery dates occurring on each of (i) March 31, 2027, with respect to 10,000 ounces of gold and (ii) June 30, 2027, with respect to 5,000 ounces of gold, in each case, on or about the Increase Effective Date and (B) purchase put options corresponding to the scheduled delivery dates occurring on each of (i) March 31, 2027, with respect to 5,250 ounces of gold and (ii) June 30, 2027, with respect to 9,750 ounces of gold.”.

(l)
Section 5.21(a) (Required Hedge Agreements) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) no later than five (5) Business Days after the Increase Effective Date, enter into and maintain at all times thereafter the Hedge Agreements with the Lenders or Affiliates of the Lenders in respect of fifteen thousand (15,000) ounces of gold in form and substance satisfactory to the Lenders (acting reasonably) and reflecting the terms set forth on Schedule 6.15 until the Maturity Date; and”.

(m)
Schedule I (Initial Lenders and Commitments) to the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

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(n)
Schedule 2.06 (Loan Amortization Schedule) to the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit B.
(o)
Schedule 6.15 (Hedging Parameters) to the Existing Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit C.
(p)
Each reference in any Loan Document to “Contango Ore, Inc.” shall be deemed to be a reference to “Contango Gold & Silver Inc.”.
Section 3.
Consent. With effect as of the Effective Date (as defined below), subject to the terms and conditions set forth herein, each Lender (for itself and any Affiliate acting as a Hedge Provider) hereby consents to the Hedge Terminations.
Section 4.
Acknowledgment.
(a)
The Administrative Agent (acting on the direction of each Lender) hereby acknowledges and agrees that (i) the Borrower shall not be required to comply with the Specified Covenants to the extent the failure to do so arises out of the consent provided pursuant to Section 3 (Consent) in respect of the Hedge Terminations and (ii) each Option Contract shall constitute a Permitted Hedge Agreement for purposes of the Credit Agreement and the other Loan Documents.
(b)
Each Loan Party hereby (i) acknowledges that the Collateral Agent shall file such UCC-3 financing statement amendments as the Collateral Agent may deem necessary to reflect the name change of Contango Ore, Inc. to Contango Gold & Silver Inc. (the “Contango Name Change”) and (ii) agrees to enter into such amendments to the Mortgage and other Security Documents as the Collateral Agent may reasonably request to reflect the Contango Name Change.
Section 5.
Representations and Warranties. Each of the Borrower and the Guarantors hereby represents and warrants on the date hereof and on the Effective Date (as defined below):
(a)
each Loan Party (i) has been duly incorporated or formed and is validly existing under the laws of its incorporation or formation, as applicable (ii) is duly qualified, registered or licensed in all jurisdictions where its ownership, lease or operation of its properties or the nature of its business makes such qualification, registration or licensing necessary or where failure to be in such standing or so qualified, registered or licensed would not reasonably be expected to have a Material Adverse Effect, (iii) has all requisite corporate capacity, power and authority to own, hold under license or lease its properties, and to carry on its business as now conducted and as proposed to be conducted in all material respects, and (iv) has all necessary organizational capacity to enter into, and carry out the transactions contemplated by, this Agreement and the other Loan Documents to which it is a party;
(b)
the execution, delivery and performance by each Loan Party of this Agreement and all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by such Loan Party of this Agreement;

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(c)
(i) each Loan Party has duly executed and delivered this Agreement and (ii) this Agreement will constitute a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and (B) the fact that the courts may deny the granting or enforcement of equitable remedies;
(d)
the execution, delivery and performance by each Loan Party of this Agreement, and the consummation of the transactions contemplated herein, do not and will not conflict with, result in any breach or violation of, or constitute a default under, (i) the terms, conditions or provisions of, the charter or Constituent Documents or bylaws of, partnership agreements or declaration relating thereto, such Loan Party, (ii) any law, regulation, judgment, decree or order binding on or applicable to such Loan Party (including Regulation X of the Board of Governors of the Federal Reserve System) or any order, writ, judgment, injunction, decree, determination or award applicable to or binding on or affecting such Loan Party or any of its properties, or (iii) any material agreement binding on or affecting such Loan Party, or (iv) other than as contemplated by the Loan Documents, result in, or require the creation or imposition of any Liens on any property or assets of any Loan Party;
(e)
no Governmental Authorization and no consent, notice or other similar action of, to, or by, or filing with, any Governmental Authority or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, except for the authorizations, approvals, actions, notices and filings, which have been duly obtained, taken, given or made and are in full force and effect and are final and non-appealable; and
(f)
no Default of Event or Default has occurred and is continuing.
Section 6.
Conditions Precedent to the Effective Date. This Agreement shall become effective upon the date (the “Effective Date”) on which the following conditions have been met:
(a)
the Administrative Agent shall have received counterparts hereof duly executed and delivered by the Parties; and
(b)
each representation and warranty set forth in Section 5 (Representations and Warranties) above is true, correct and complete in all material respects.
Section 7.
Conditions Precedent to the Additional Loan. The obligation of each Lender to make its Additional Loan is subject to the satisfaction of the following conditions in each instance:
(a)
the Effective Date shall have occurred;
(b)
the Borrower shall have contemporaneously (i) terminated the 2027 Required Hedge Agreements and (ii) purchased the Options Contracts; and

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(c)
each of the applicable conditions precedent in Section 3.02 (Conditions to all Borrowings) shall have been satisfied.
Section 8.
Covenant. Each Loan Party hereby covenants and agrees with the Agents and the Lenders that within ten (10) Business Days of the Borrowing date of the Additional Loan, the Administrative Agent and the Collateral Agent shall have received counterparts of an amendment to the Mortgage (the “Mortgage Amendment”), duly executed and delivered by each applicable Loan Party, together with evidence that counterparts of such Mortgage Amendment have been duly executed, acknowledged and delivered and are in form suitable for recording in all recording offices necessary to maintain a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and other fees in connection therewith have been paid.
Section 9.
Loan Document; Ratification of Credit Agreement; Etc.
(a)
This Agreement shall be deemed a Loan Document under the Credit Agreement and the other Loan Documents.
(b)
The Credit Agreement is, and shall continue to be, in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the forgoing, the parties hereto hereby acknowledge and agree that: (i) notwithstanding the effectiveness of this Agreement, each Loan Document (other than each 2027 Required Hedge Agreement) to which such party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (ii) the Loan Documents (other than each 2027 Required Hedge Agreement) to which such Party is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations.
(c)
The execution, delivery, and effectiveness of this Agreement shall not (i) operate as a waiver of any right, power, or remedy of any Secured Party under any of the Loan Documents, nor, except as expressly set forth herein, constitute a waiver of any provision of any of the Loan Documents, or (ii) prejudice any other right, power, or remedy that the Secured Parties now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents. The amendments provided in Section 2 (Amendments) and the consent provided in Section 3 (Consent) shall be applicable solely with respect to those matters expressly provided therein and no other amendments, waivers or consents may be construed or implied.
(d)
Notwithstanding anything contained herein, the consent and amendments specified in this Agreement (i) are limited as specified and related solely to the matters contemplated hereby in the manner and to the extent described herein, (ii) shall not be effective for any other purpose or transaction and (iii) do not constitute a basis for any subsequent amendment, modification, waiver or consent in respect of the terms and conditions of the Loan Documents.
(e)
The Loan Parties hereby confirm that each of the Collateral Documents to which such Loan Party is a party remains in full force and effect and is hereby ratified and

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confirmed and reaffirm the grants of security interest in each of the Collateral Documents to which such Loan Party is a party.
(f)
Each Lender hereby directs and instructs the Administrative Agent to execute and deliver this Agreement and to perform its obligations hereunder.
Section 10.
Headings. The headings contained herein are for convenience of reference only and do not constitute part of this Agreement.
Section 11.
Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Loan Documents.
Section 12.
Counterparts; Entire Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when executed and delivered, shall be effective for purposes of binding the parties hereto, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif”), including email, shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be. This Agreement constitutes the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, of the parties hereto relating to the subject matter hereof.
Section 13.
Incorporation by Reference. The provisions of Sections 10.07 (Severability), 10.09 (Governing Law; Jurisdiction; etc.) and 10.10 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and shall apply as if fully set forth herein.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer(s) to execute and deliver this Agreement as of the date first written above.

CORE ALASKA, LLC,
as Borrower

By:
/s/ Rick Van Nieuwenhuyse
Name: Rick Van Nieuwenhuyse
Title: Chief Executive Officer

CONTANGO SILVER & GOLD INC.,
as Guarantor

By:
/s/ Rick Van Nieuwenhuyse
Name: Rick Van Nieuwenhuyse
Title: Chief Executive Officer

CONTANGO LUCKY SHOT ALASKA, LLC,
as Guarantor

By:
/s/ Rick Van Nieuwenhuyse
Name: Rick Van Nieuwenhuyse
Title: Chief Executive Officer

CONTANGO MINERALS ALASKA, LLC,
as Guarantor

By:
/s/ Rick Van Nieuwenhuyse
Name: Rick Van Nieuwenhuyse
Title: Chief Executive Officer

CONTANGO MINING CANADA INC.,
as Guarantor

By:
/s/ Rick Van Nieuwenhuyse
Name: Rick Van Nieuwenhuyse
Title: Chief Executive Officer

[Signature Page to Contango Ore – Consent No. 7 and Amendment No. 13 to Credit and Guarantee Agreement]

ING CAPITAL LLC,
as Administrative Agent

By:
/s/ Remko van de Water
Name: Remko van de Water
Title: Managing Director

By:
/s/ Remco Meeuwis
Name: Remco Meeuwis
Title: Director

AMERICAS/2023902354.2 Exhibit A-1 Contango Ore – Consent No. 7 and Amendment No. 13

to Credit and Guarantee Agreement

EXHIBIT A

Amended Schedule I (Initial Lenders and Commitments) to the Existing Credit Agreement

SCHEDULE I

Initial Lenders and Commitments

LENDER	CLOSING DATE COMMITMENT	INCREASE EFFECTIVE DATE COMMITMENT[1]
ING Capital LLC	$37,000,000	$19,227,483.28
Macquarie Bank Limited	$28,000,000	$14,504,943.52
Total	$65,000,000	$33,732,426.80

1 Pursuant to the definition of “Term Loan Commitment”, to be reduced on a dollar-for-dollar basis to equal the actual amount of costs incurred by the Borrower to consummate the Increase Effective Date Transactions.

AMERICAS/2023902354.2 Exhibit A-1 Contango Ore – Consent No. 7 and Amendment No. 13

to Credit and Guarantee Agreement

EXHIBIT B

Amended Schedule 2.06 (Loan Amortization Schedule) to the Existing Credit Agreement

SCHEDULE 2.06

Loan Amortization Schedule

Payment Date	Amount	Percentage
7/31/2024	$2,000,000	2.134%
10/31/2024	$5,900,000	6.295%
1/31/2025	$13,800,000	14.723%
4/30/2025	$8,200,000	8.748%
7/31/2025	$7,000,000	7.468%
10/31/2025	$8,500,000	9.068%
12/31/2025	$0	0.000%
3/31/2026	$1,000,000	1.067%
6/30/2026	$1,000,000	1.067%
9/30/2026	$1,000,000	1.067%
12/31/2026	$1,000,000	1.067%
3/31/2027	$15,516,349.38	16.554%
6/30/2027	$28,816,077.42	30.743%
Total	$93,732,426.80	100.000%

AMERICAS/2023902354.2 Exhibit B-1 Contango Ore – Consent No. 7 and Amendment No. 13

to Credit and Guarantee Agreement

EXHIBIT C

Amended Schedule 6.15 (Hedging Parameters) to the Existing Credit Agreement

SCHEDULE 6.15

Hedging Parameters

Required Hedge Agreements

The Borrower shall execute mandatory put option Hedge Agreements covering gold price exposure, as set out in the table below; provided that the Borrower may unwind such put option position one (1) month prior to the scheduled expiration therefor.

The Required Hedge Agreements will be entered into with each Lender or an Affiliate of a Lender.

The put options shall reflect (a) a strike price of not less than one thousand U.S. Dollars ($1,000) per ounce below the Gold Market Price at which the Hedge Agreements corresponding to the scheduled delivery dates occurring on each of (i) March 31, 2027, with respect to 10,000 ounces of gold and (ii) June 30, 2027, with respect to 5,000 ounces of gold 2027 Required Hedge Agreements are terminated and (b) a put price of not less than three thousand U.S. Dollars ($3,000) per ounce.

Date	ING Ounces	Macquarie Ounces	Total Hedged Ounces
3/31/2027	2,992	2,258	5,250
6/30/2027	5,557	4,193	9,750
Total	8,549	6,451	15,000

Discretionary hedging

In addition to the Required Hedge Agreements, the Borrower may also execute discretionary Hedge Agreements related to its exposures to gold or silver prices, interest rates, diesel prices and/or foreign exchange currency (each, a “Discretionary Hedge”), subject to the limitations set forth in this Schedule.

(Counterparty) A Discretionary Hedge may only be entered into with a Lender or an Affiliate of a Lender.

(Hedge Limits – Metals) The Borrower shall not enter into Discretionary Hedges hedging more than 75% of gold and not more than 75% of silver in any calendar quarter (with reference to the Base Case Financial Model).

(Hedge Limits – Diesel, FX and Interest Rates) The Borrower shall not enter into Discretionary Hedges hedging more than 100% of diesel, foreign exchange or interest rate exposure in the next calendar quarter (with reference to the Base Case Financial Model) and not more than 70% of diesel, foreign exchange or interest rate exposure in any subsequent calendar quarter.

AMERICAS/2023902354.2 Exhibit C-1 Contango Ore – Consent No. 7 and Amendment No. 13

to Credit and Guarantee Agreement

(Documentation) Each Discretionary Hedge must comply with this Schedule and shall:

(a)
be secured on a pari passu basis with the Secured Obligations under this Agreement;
(b)
not have any requirement to post collateral to cover mark-to-market changes; and
(c)
be documented under an ISDA Master Agreement, the Schedule to which shall be substantially in the form prescribed by this Schedule, and each Confirmation thereunder shall be limited to the essential terms of the Transaction and not include other representations, warranties, covenants, Potential Events of Default or Events of Default nor contain any other modifications to the ISDA Master Agreement to which such Schedule is attached.

(Reporting) The Borrower shall report the terms of Required Hedges and Discretionary Hedges which the Borrower has entered into to the Administrative Agent for monitoring purposes within two Business Days following the Trade Date of any Required Hedge or Discretionary Hedge. In addition, the Borrower shall report within two Business Days to the Administrative Agent the terms of each Required Hedge or Discretionary Hedge that is early terminated or lapses

AMERICAS/2023902354.2 Exhibit C-2 Contango Ore – Consent No. 7 and Amendment No. 13

to Credit and Guarantee Agreement